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                                                                  EXHIBIT (A)(6)
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give The Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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
                                               GIVE THE NAME AND SOCIAL
FOR THIS TYPE OF ACCOUNT:                      SECURITY NUMBER OF--
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 1.  An individual's account                   The individual
 2.  Two or more individuals (joint            The actual owner of the
     account)                                  account or, if combined
                                               funds, the first individual
                                               on the account(1)
 3.  Husband and wife (joint account)          The actual owner of the
                                               account or, if joint funds,
                                               the first individual on the
                                               account(1)
 4.  Custodian account of a minor (Uniform     The minor(2)
     Gift to Minors Act)
 5.  Adult and minor (joint account)           The adult, or if the minor
                                               is the only contributor, the
                                               minor(1)
 6.  Account in the name of guardian or        The ward, minor or
     committee for a designated ward, minor    incompetent person(3)
     or incompetent person
 7.  a. A revocable savings trust account      The grantor-trustee(1)
     (in which grantor is also trustee)
     b. Any "trust" account that is not a      The actual owner(1)
     legal or valid trust under State law
 8.  Sole proprietorship account               The owner(4)
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                                               GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                      IDENTIFICATION NUMBER OF--
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 9.  A valid trust, estate or pension trust    The legal entity (Do not
                                               furnish the identifying
                                               number of the personal
                                               representative or trustee
                                               unless the legal entity
                                               itself is not designated in
                                               the account title.)(5)
10.  Corporate account                         The corporation
11.  Religious, charitable or educational      The organization
     organization account
12.  Partnership account held in the name      The partnership
     of the business
13.  Association, club, or other tax-exempt    The organization
     organization
14.  A broker or registered nominee            The broker or nominee
15.  Account with the Department of            The public entity
     Agriculture in the name of a public
     entity (such as a State or local
     government, school district or prison)
     that receives agricultural program
     payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner, but you may also enter your business or "DBA" name. You may either use your SSN or EIN (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for Individual Taxpayer Identification Number (for alien individuals not eligible to get an SSN), at an office of the Social Security Administration or the Internal Revenue Service.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on certain payments include the following:

- A corporation.
- A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
- An international organization or any agency or instrumentality thereof.
- A registered dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a).
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A foreign central bank of issue.
- A middleman known in the investment community as a nominee or custodian.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
- Payments of patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
- Payments described in section 6049(b)(5) to nonresident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.

Exempt payees described above, except foreign exempt payees should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Foreign exempt payees shall file the appropriate IRS Form W-8 with the payer.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.